SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
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|_|      Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12


                            Capital Bank Corporation
                            ------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                           [Insert Name and Logo Here]

                       4901 Glenwood Avenue Raleigh, North
                                 Carolina 27612

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 19, 2001

To Our Shareholders:

         We cordially invite you to attend the 2001 Annual Meeting of Shareholders of Capital Bank Corporation (the "Company"), which we are holding on Thursday, April 19, 2001 at 2:00 p.m. local time, at The North Raleigh
Hilton, 3415 Wake Forest Road, Raleigh, North Carolina for the following purposes:

         (1) To elect six nominees to serve as Class I directors with terms continuing until the Annual Meeting of Shareholders in 2004;

         (2) To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

         Shareholders of record at the close of business on February 15, 2001 are entitled to notice and to vote at the annual meeting and any and all adjournments or postponements of the meeting.

         It is important that your shares be represented at the meeting, regardless of the number of shares you may hold. Even though you may plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

                       By Order of the Board of Directors



                                                               /s/ James A. Beck
                                                               -----------------
                                                                   James A. Beck
                                                                   President and
                                                         Chief Executive Officer


Raleigh, North Carolina
March 8, 2001

                            CAPITAL BANK CORPORATION
                       4901 Glenwood Avenue Raleigh, North
                                 Carolina 27612

                                 PROXY STATEMENT

           Annual Meeting of Shareholders to be Held on April 19, 2001

         This Proxy Statement and the accompanying proxy card are being furnished to shareholders of Capital Bank Corporation (the "Company") on or about March 8, 2001, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 19, 2001 at 2:00 p.m., local time, at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina and at any adjournment or postponement. All expenses incurred in connection with this solicitation shall be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or other personal communication means.

Purposes of the Annual Meeting

         The principal purposes of the meeting are:

         o To elect six nominees to serve as Class I directors of the Company with three-year terms continuing until the Annual Meeting of Shareholders in 2004;

         o To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001; and

         o To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation, by duly executing a subsequent proxy and filing it with the Secretary of the Company before the revoked proxy is exercised, or by attending the Annual Meeting and voting in person. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying proxy card and described in this Proxy Statement.

Record Date and Voting Rights

         The Board of Directors has fixed the close of business on February 15, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements of the meeting. As of the close of business on February 15, 2001, the Company had outstanding 3,658,689 shares of Common Stock, the holders of which, or their proxies, are entitled to one vote per share. Unless otherwise stated in this Proxy Statement, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

                          Share Ownership of Management

         The following table sets forth certain information as of February 15, 2001 regarding shares of Common Stock of the Company owned of record or known by the Company to be owned beneficially by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement and (iv) all directors and executive officers as a group. The persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent that such power may be shared with a spouse or as otherwise set forth in the footnotes. The mailing address of each of the directors and executive officers is in care of the Company's address. There are no shareholders known to the Company who owned in excess of five percent of the Common Stock as of February 15, 2001.

                                          Beneficial Ownership (1)
                                          ------------------------

Name                                      No. of Shares         Percent of Class
----                                      -------------         ----------------

Charles F. Atkins (2)                     72,000                1.97%
Lamar Beach (3)                           15,800                *
James A. Beck (4)                         39,862                1.08%
Edwin E. Bridges (5)                      97,728                2.65%
William C. Burkhardt (6)                  30,500                1.51%
L. I. Cohen, Jr. (7)                      55,500                *
David J. Gospodarek (8)                   11,000                *
Carolyn W. Grant (9)                      9,075                 *
John F. Grimes (10)                       15,073                *
Darleen M. Johns                          10,000                *
Robert L. Jones                           23,000                *
O. A. Keller, III (11)                    59,407                1.62%
Oscar A. Keller, Jr. (12)                 61,500                1.68%
Vernon Malone                             5,205                 *
Allen T. Nelson, Jr. (13)                 21,700                *
George R. Perkins, III (14)               95,088                2.60%
Don W. Perry (15)                         22,300                *
Franklin G. Shell (16)                    11,831                *
J. Rex Thomas (17)                        24,000                *
Bruce V. Wainright (18)                   19,100                *
Samuel J. Wornom, III (19)                47,800                1.30%
All directors and executive
officers as a group (21 persons)(20)      747,469               19.55%


---------------
*  Less than one percent

         (1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of February 15, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

                                        2

              Except as otherwise indicated below, the shares owned by the directors named above include 5,000 shares subject to presently exerciseable options.

         (2) Includes 61,000 shares of Common Stock held by entities for which Mr. Atkins is an officer and the principal stockholder.

         (3)  Includes 800 shares of Common Stock held by Mr. Beach's wife.

         (4) Includes 500 shares of Common Stock held by Mr. Beck's wife, 12,550 shares held in an Individual Retirement Account, 2,012 shares in a 401(k) Plan and 23,800 shares subject to presently exerciseable options.

         (5) Includes 32,959 shares allocated to Mr. Bridges' ESOP account over which he exercises sole voting power and 28,682 shares subject to presently exerciseable options, 11,396 shares owned by Mr. Bridges are held in an Individual Retirement Account and 353 shares are held for the benefit of Mr. Bridges' minor child.

         (6)  Includes 500 shares of Common Stock held by Mr. Burkhardt's wife.

         (7) Includes 20,000 shares of Common Stock held by Mr. Cohen's wife and 4,500 shares held in the Profit Sharing Plan of Lee Iron & Metal Co., a company in which Mr. Cohen is the principal stockholder. Mr. Cohen and his wife serve as co-trustees of such Profit Sharing Plan.

         (8) Includes 2,000 shares of Common Stock held by Mr. Gospodarek's wife.

         (9) Includes 100 shares of Common Stock held by Ms. Grant's child and 3,875 shares held in an Individual Retirement Account.

         (10) Includes 750 shares held in an Individual Retirement Account, 1,100 shares with respect to which Mr. Grimes exercised shared voting and investment power and 7,416 shares subject to presently exerciseable options.

         (11) Includes  18,000  shares of Common  Stock  held  jointly  with Mr.
              Keller's wife, 21,478 shares held in Individual Retirement Accounts, 4,000 shares held by Mr. Keller's children and grandchildren and 10,000 shares subject to presently exerciseable options. Oscar A. Keller, Jr. is the father of O. A. Keller, III.

         (12) Includes 21,500 shares of Common Stock held jointly with Mr. Keller's wife, 21,500 shares held by an entity in which Mr. Keller is an officer and principal stockholder and 7,500 shares subject to presently exerciseable options.

         (13) Includes 10,500 shares held in an Individual Retirement Account, 1,000 shares held in Mr. Nelson's mother's trust to which he is co-trustee and 9,700 shares subject to presently exercisable options.

         (14) Includes 64,115 shares held by Mr. Perkins' father who appointed Mr. Perkins as his proxy for purposes of voting the Company's Common Stock pursuant to a revocable proxy agreement dated February 17, 2000.

         (15) Includes 9000 shares held jointly with Mr. Perry's wife, 5,000 shares held solely by Mr. Perry's wife and 2,300 shares held by his children.

         (16) Includes   3,470  shares  held  by  Mr.  Shell  in  an  Individual
              Retirement Account, 631 shares held in a 401(k) Plan and 8,200 shares subject to presently exerciseable options.

         (17) Includes 2,000 shares of Common Stock held by children of Mr. Thomas and 14,000 shares held by Mr. Thomas's wife.

         (18) Includes 100 shares of Common Stock held by Dr. Wainright's wife.

         (19) Includes 2,000 shares of Common Stock held in trust for the benefit of Mr. Wornom's two grandchildren, for which Mr. Wornom serves as a trustee.

         (20) Includes the shares of Common Stock beneficially owned by the directors of the Company and by Messrs. Nelson and Shell, who are executive officers of the Company, but not directors.


                        Proposal 1: Election of Directors

      The Company's Board of Directors is divided into three classes, as nearly equal in number as possible. Each year the shareholders will elect the members of one of the three classes to a three-year term of office. The term of office of the Class I directors expires at the 2001 Annual Meeting, the term of office of the Class II directors expires at the 2002 Annual Meeting of Shareholders and the term of office of the Class III directors expires at the 2003 Annual Meeting of Shareholders, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office. Pursuant to the Company's Bylaws, the term of office of directors who were elected by the Board or shareholders to fill a vacancy (whether caused by a resignation, an increase in the number of directors or otherwise) expires at the next meeting of shareholders at which directors are elected.

         The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

      Class I                     Class II                      Class III
      -------                     --------                      ---------
(Term Expiring 2001)        (Term Expiring 2002)          (Term Expiring 2003)

Charles F. Atkins           Edwin E. Bridges              Lamar Beach
James A. Beck               L. I. Cohen, Jr.              William C. Burkhardt
Carolyn W. Grant            Robert L. Jones               David J. Gospodarek
John F. Grimes              Vernon Malone                 Darleen M. Johns
Oscar A. Keller, Jr.        J. Rex Thomas                 O. A. Keller, III
Don W. Perry                Bruce V. Wainright            George R. Perkins, III
                            Samuel J. Wornom, III

      The Board of Directors has nominated the Class I directors indicated above for election at the 2001 Annual Meeting to serve until the 2004 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). The six candidates who receive the highest number of votes as Class I directors will be elected as Class I directors of the Company.

      The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, it is the intention of the

4 proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than six nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

      Under North Carolina law (under which the Company is incorporated), directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors chosen at the meeting per each class. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

      The Board of Directors recommends that shareholders vote FOR the election of the nominees.

      Set forth below are the names and other information pertaining to the Board's nominees and other directors whose terms of office will continue after the Annual Meeting:

                                                                                            Year First
Name                               Position With Company                        Age         Elected Director
----                               ---------------------                        ---         ----------------

Class I

Charles F. Atkins (2)(3)           Director                                     52          1997

James A. Beck (1)(3)               President, Chief Executive Officer           48          1997
                                   and Director

Carolyn W. Grant (5)(6)            Director                                     51          1997

John F. Grimes (2)(3)              Director                                     58          1999

Oscar A. Keller, Jr. (1)(3)        Director                                     79          1997

Don W. Perry (3)(5)                Director                                     42          1997

Class II

Edwin E. Bridges (4)(5)            Director                                     47          1999

L. I. Cohen, Jr. (3)(6)            Director                                     64          1997

Robert L. Jones (1)(3)(6)          Director                                     64          1997

Vernon Malone (2)(5)               Director                                     69          1997

J. Rex Thomas (3)(5)               Director                                     55          1997

Bruce V. Wainright (4)             Director                                     54          1997


                                                                                             Year First
Name                               Position With Company                      Age         Elected Director
----                               ---------------------                      ---         ----------------
Samuel J. Wornom, III (1)(4)(6)    Director                                   58          1997

Class III

Lamar Beach (3)(4)                 Director                                   72          1997

William C. Burkhardt (1)(2)(6)     Director                                   63          1997

David J. Gospodarek (2)(3)         Director                                   54          1997

Darleen M. Johns (3)(4)            Director                                   53          1997

O. A. Keller, III (1)(3)(6)        Chairman of the Board of Directors         56          1997

George R. Perkins, III (3)(4)      Director                                   33          1997

-------------------

(1)  Member of Executive Committee
(2)  Member of Audit Committee
(3)  Member of Loan Committee
(4)  Member of Asset and Liability Committee
(5)  Member of Community Reinvestment Committee
(6)  Member of Compensation Committee

Class I

         Charles F. Atkins has served as a director since the Company's inception. He is currently and has been for the past six years President of CAM-L Corporation, a real estate development/procurement company located in Sanford, North Carolina.

         James A. Beck has served as a director since the Company's inception. He is currently President and Chief Executive Officer of the Company, a position he has held since the Company commenced operations. Mr. Beck served as Chairman, President and Chief Executive Officer of SouthTrust Bank of North Carolina, N.A. from January 1991 until June 1996 when it was merged into the SouthTrust Charlotte-based bank. Mr. Beck served as President and a director of the combined bank until January 1997, when he resigned to join the Company.

         Carolyn W. Grant has served as a director since the Company's inception. She is currently an Investor Broker with Trademark Properties. From 1998 to 1999 she was President of World Trade Properties. From 1996 through 1997 Ms. Grant was the Southeast Regional Manager for Plants by Grant-TruGreen/Chemlawn and from 1976 to 1996 was the President and owner of Plants by Grant, Inc., Raleigh, North Carolina. Ms. Grant has served as a Commissioner of the North Carolina Board of Transportation and as Chair of the Board of Directors of the Greater Raleigh Chamber of Commerce.

         John F. Grimes was appointed a director of the Company on April 15, 1999 following the Company's acquisition of Home Savings Bank of Siler City, Inc., SSB in 1999. He is currently and has been for the past five years a partner in Budd Tire Company, a truck and auto tire dealership.

         Oscar A. Keller, Jr. has served as a director since the Company's inception. He is currently and has been for the past six years President and CEO of Parkview Retirement Home, a retirement facility located in Sanford, North Carolina. Mr. Keller is the father of Oscar A. Keller, III.

         Don W. Perry has served as a director since the Company's inception. He is currently President and for the previous five years was Vice President of Lee Brick and Tile, a brick manufacturing company located in Sanford, North Carolina.

Class II

         Edwin E. Bridges was appointed a director of the Company on April 15, 1999 following the Company's acquisition of Home Savings Bank of Siler City, Inc., SSB in 1999. He is currently responsible for the Company's public relations activities in Chatham County, North Carolina. Prior thereto, he served as President and Chief Executive Officer of Home Savings.

         L .I. Cohen, Jr. has served as a director since the Company's inception. He is currently and has been for the past six years Chief Executive Officer of Lee Iron and Metal Co., Inc., a recycling business located in Sanford, North Carolina.

         Robert L. Jones has served as a director since the Company's inception. He is currently and has been for the past six years Chairman of the construction firm DJB Construction Group or its predecessor, Davidson & Jones Construction Company, each of which is located in Raleigh, North Carolina. Mr. Jones is also a director of Carolina Power & Light Company, a public utility company based in Raleigh, North Carolina.

         Vernon Malonehas served as a director since the Company's inception. He is a retired educator and is currently vice chairman of the Board of Trustees of Shaw University. Mr. Malone is also a member of the Wake County, North Carolina, Board of Commissioners and a member of the Board of Trustees at North Carolina State University.

         J. Rex Thomas has served as a director since the Company's inception. He is currently the President of Grubb & Ellis/Thomas Linderman, a commercial real estate company headquartered in Raleigh, North Carolina. Prior thereto, Mr. Thomas was owner of Thomas Commercial, Inc. for three years and was a partner with Highwoods Properties, a publicly-held real estate company headquartered in Raleigh, North Carolina from 1980 through 1996.

         Bruce V. Wainright has served as a director since the Company's inception. He is currently and has been for the past six years President and Owner of Dr. Bruce V. Wainright, D.D.S., P.A.

         Samuel J. Wornom, III has served as a director since the Company's inception. He is currently and has been for the past six years President of Nouveau Properties, an investment company located in Sanford, North Carolina.

Class III

         Lamar Beachhas served as a director since the Company's inception. In November 1997, Mr. Beach retired after selling his interests in Spanco Corporation, a textiles corporation located in Sanford, North Carolina, of which he had been President and Chief Executive Officer for more than the past six years.

         William C. Burkhardt has served as a director since the Company's inception. He is the former President and Chief Executive Officer of Austin Quality Foods, a snack foods company located in Cary, North Carolina. Mr. Burkhardt is presently a member of the Board of Directors of Scana Corporation of Columbia, South Carolina.

         David J. Gospodarek has served as a director since the Company's inception. He is a Certified Public Accountant and has been a principal in the accounting office of Gospodarek, Lunsford & Associates, Raleigh, North Carolina, for the past 11 years.

         Darleen M. Johns has served as a director since the Company's inception. She is currently and has been for the past 21 years President and Chief Executive Officer of Alphanumeric Systems, Inc., a computer integration company located in Raleigh, North Carolina.

         O. A. Keller, III has served as a director and as Chairman of the Board of Directors since the Company's inception. He is currently and has been for the past six years President and Chief Executive Officer of Earthtec Environmental Corp., an environmental services company located in Sanford, North Carolina and Columbus, Ohio, and Managing Member of Keller Group, LLC, developers and general contractors of Sanford, North Carolina.

         George R. Perkins, III has served as a director since the Company's inception. He is currently President of Frontier Spinning Mills, a textiles company located in Sanford, North Carolina. Between 1993 and 1996, Mr. Perkins was a sales representative for Unifi, Inc., a textile company headquartered in Greensboro, North Carolina.

Board of Directors Meetings and Committees

         The Board of Directors met 14 times during 2000. The Board has an Executive Committee, Audit Committee, Loan Committee, Asset and Liability Committee, Community Reinvestment Committee and Compensation Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the Board. During fiscal year 2000, the Executive Committee met five times. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee also recommends to the Board the appointment of independent auditors. During fiscal year 2000, the Audit Committee met four times. The role of the Loan Committee is to approve direct and participation loans that are in excess of management authority and to review and approve any loans considered to have unusual risk or loans that management desires to have confirmed by the Board. The Loan Committee consists of ten outside directors and the Chief Executive Officer and met 11 times during 2000. The Asset and Liability Committee is made up of five outside directors and the Chief Executive Officer and is responsible for managing liquidity, interest rate risk and the Company's investment portfolio consistent with safe and sound operations and applicable laws and regulations. During fiscal year 2000, the Asset and Liability Committee met three times. The Community Reinvestment Act Committee is responsible for assisting management in determining and fulfilling the credit and other banking needs of all segments of the community and ensuring compliance with the Community Reinvestment Act and is made up of five board members. During fiscal year 2000, the Community Reinvestment Act Committee met two times. The role of the Compensation Committee is to recommend the compensation of the Company's officers and to administer certain of the Company's benefit plans. During fiscal year 2000, the Compensation Committee met two times. Certain senior members of the Company's management who are not also directors of the Company, serve on certain committees in an ex officio capacity.

         The Company does not have a nominating committee of the Board of Directors. The Board performs the functions that might be performed by such a committee. Presently, the Board of Directors does not have a policy or procedure restricting or limiting shareholder recommendations for nominees to the Board.

      During 2000, each director attended 75% or more of the aggregate of the Board meetings (held during the period for which the director was in office) and Committee meetings of the Board of which the director was a member.

Director Compensation

      Directors who are also employees of the Company receive no compensation in their capacities as directors. However, outside directors receive an annual fee of $5,000 ($7,500 in the case of the Chairman of the Board), as long as they attend at least 75% of the meetings of the Board and the Committees on which they serve. Directors of the Company who are not also employees of the Company are eligible, pursuant to the Company's Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"), to defer receipt of any compensation paid to them for their services as a director, including retainer payments, if any, and amounts paid for attendance at meetings. The amount of compensation deferred under the Deferred Compensation Plan by each participating director is increased by 25% and credited to such director's account in the form of shares of Common Stock based on the value per share of the Common Stock on December 31 of each year. As of December 31, 2000, an aggregate of 67,720 shares of Company Common Stock were allocated to the accounts of the directors in accordance with the terms of the Deferred Compensation Plan. Upon the director's death, disability or retirement, or upon a change in control of the Company, the director will be entitled to withdraw the amounts in his or her account in cash or stock in the Company's sole discretion.

                             Executive Compensation

         The following table sets forth for 1998, 1999 and 2000 the cash and other compensation paid to, received or deferred by the Company's Chief Executive Officer and other executive officers whose salary and bonus in 2000 exceeded $100,000 (the "named executive officers").

                           Summary Compensation Table

                                                                                   Long Term
                                          Annual Compensation (1)                 Compensation
                                          -----------------------                 ------------
                                                                                      Number
                                                                                       Of
Name and                                                                          Stock Options      All Other
Principal Position            Year        Salary             Bonus                   Granted         Compensation (2)
------------------            ----        ------             -----                   -------         ----------------
James A. Beck,                2000        $154,200           $61,457                 9,000           $9,375
President & Chief
Executive Officer             1999        $146,740           $58,696                 5,000           $8,804

                              1998        $137,751           $28,873                 0               $8,265

Franklin G. Shell,            2000        $101,000           $29,547                 6,000           $6,227
Senior Vice Pres. &
Chief Credit Officer          1999        $93,715            $28,154                 5,000           $5,631

                              1998        $87,179            $20,583                 5,000           $5,231

Allen T. Nelson, Jr.          2000        $103,000           $30,764                 6,000           $6,417
Senior Vice Pres. &
Chief Financial Officer       1999        $96,631            $29,034                 3,500           $5,807

                              1998        $83,028 (3)        $12,529                 13,000          $2,719

-----------------

(1) Perquisites and other personal benefits received by each individual did not exceed 10% of their salary and bonus compensation and are not included in annual compensation.

(2) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and are not included in this column pursuant to SEC rules. The amounts show in this column include the following:

     o Matching contributions by the Company under the Capital Bank 401(k) retirement plan. During 2000, the company's matching contributions were $9,375 for Mr. Beck, $6,227 for Mr. Shell and $6,417 for Mr. Nelson. During 1999, the company's matching contributions were $8,804 for Mr. Beck, $5,631 for Mr. Shell and $5,807 for Mr. Nelson. During 1998, the company's matching contributions were $8,265 for Mr. Beck, $5,231 for Mr. Shell and $2,719 for Mr. Nelson.

(3) Does not represent a full year since Mr. Nelson joined the Bank during the 1998 fiscal year.

                        Option Grants in Last Fiscal Year

         The following table reflects the stock options granted to date by the Company to the named executive officers pursuant to the Company's Incentive and Nonqualified Stock Option Plans in 2000. The table sets forth the hypothetical potential realizable values that would exist for the options at the end of their ten-year terms, at assumed rates of stock price appreciation of 5% and 10%. The amounts shown as potential realizable values represent the corresponding increases in the market value of all outstanding shares of Common Stock. The actual value of the options will depend on the market value of the Company's Common Stock. No gain to the option holders is possible without an increase in the stock price, which will benefit all shareholders proportionately. These potential realizable values, based on 5% and 10% appreciation rates prescribed by the SEC, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                                  Annual Rates of
                                                                                                    Stock Price
                                                                                                  Appreciation for
                                           Individual Grants                                        Option Term (1)
                     -----------------------------------------------------------------------     -------------------

                                             % of Total
                     No. of Securities    Options Granted to
                        Underlying           Employees         Exercise or Base     Expiration
Name                  Options Granted      in Fiscal Year      Price Per Share         Date        5%          10%
----                  ---------------      --------------      ---------------         ----        --          ---
James A. Beck             9,000                17.3%                $8.00              1/3/10    $36,000     $72,000
Franklin G. Shell         6,000                11.6%                $8.00              1/3/10    $24,000     $48,000
Allen T. Nelson, Jr.      6,000                11.6%                $8.00              1/3/10    $24,000     $48,000

-----------------
(1) Potential realizable value of each grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the ten-year term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the value of the Common Stock increasing to $12.00 and $16.00 per share.

           Aggregated Option Exercises in Last Fiscal Year and Fiscal
           ----------------------------------------------------------
                           Year-End Option Values (1)
                           --------------------------

         The following table sets forth certain information concerning options to purchase Common Stock held by the named executive officers during the year ended December 31, 2000 and the value of unexercised options as of December 31, 2000.

                                                                                     Value of Unexercised
                                  Number of Securities Underlying                   "In-The-Money" Options at
                                  Unexercised Options at Fiscal Year-                   Fiscal Year-End
Name                              End (Exercisable/Unexercisable)                  (Exercisable/Unexercisable (2))
----                              -----------------------------------              -------------------------------
James A. Beck                                22,000 / 17,000                               $0 / $6,750
Franklin G. Shell                             7,000 / 14,000                               $0 / $4,500
Allen T. Nelson, Jr.                          5,900 / 16,600                               $0 / $4,500

-----------------
(1) No options were exercised by the named executive officers in the last fiscal year.

(2) Options are "In-The-Money" if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $8.75, the closing market price of the underlying Common Stock as of December 31, 2000, and multiplying the difference by the number of securities underlying the options.

Employment Agreement

         Under an employment agreement effective January 27, 1997, James A. Beck agreed to serve as President and Chief Executive Officer of the Bank at an annual salary of $130,000, subject to increase in an amount to be determined by the Bank's Board of Directors. Mr. Beck received a cash bonus of $50,000 upon signing his employment agreement. Pursuant to the terms of his employment agreement, Mr. Beck was granted an option to acquire up to 25,000 shares of Common Stock at $11.00 per share, 17,000 shares of which are currently vested, with the balance vesting in increments of 4,000 shares per year over the next three years. Mr. Beck will be eligible for performance bonuses and other benefits available to executives of the Bank. The term of his employment is three years, annually renewable for successive one-year periods unless the Bank furnishes 60 days prior written notice to Mr. Beck before an anniversary date of the agreement, in which event Mr. Beck would be entitled to his salary and bonus for the remaining term. The Bank may terminate Mr. Beck's employment for cause, in which event the Bank would be required to pay only Mr. Beck's compensation due at termination. Upon a change in control of the Bank, Mr. Beck is entitled to compensation equal to three years' salary and bonus. Mr. Beck has also agreed that during his employment and for two years (or longer in certain cases) thereafter, he will not compete with the Bank within its then existing areas of operation.

Change in Control Agreements

         Under certain change in control agreements entered into between the Company and Messrs. Shell and Nelson, upon a change in control of the Company, Mr. Shell is entitled to compensation equal to two years' salary and bonus and Mr. Nelson is entitled to compensation equal to three years' salary and bonus.

Board Compensation Committee Report

         General. The Compensation Committee reviews and oversees the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company's executive officers.

         Executive Compensation Philosophy. The Company is committed to implementing a scheme of executive compensation which will contribute to the achievement of the Company's business objectives. The Company believes that it has an executive compensation program which: (i) fulfills the Company's business and operating needs, comports with its general human resource strategies and enhances shareholder value; (ii) enables the Company to attract and retain the executive talent essential to the Company's achievement of its business objectives; (iii) rewards executives for accomplishment of predefined business goals and objectives; and (iv) provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

         The Company's policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with much larger and more profitable financial services companies, including banks.

         Elements of Executive Compensation. Compensation of executives consists of the same components as the compensation of other Company employees: base salary, company paid fringe benefits (consisting principally of group health or other insurance), bonuses and stock options pursuant to the Company's Incentive Stock Option Plan and the Nonqualified Stock Option Plan. These components combine fixed and variable elements to create a total compensation package, which provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

         Base Salary. Salary represents the fixed component of the Company's executive compensation program. Salaries for executive positions are established using the same process as for other positions and job levels within the Company, that is, by systematically evaluating the position and assigning a salary based on comparisons with pay scales for similar positions in reasonably comparable financial services companies, including banks, using regional and national salary surveys. Individual salaries may be above or below the competitive norm, depending on the executive's tenure in his position and performance. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement.

         Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. The CEO is responsible for decisions regarding the adjustment in compensation of the Company's other executive officers and such decisions are then ratified by the Compensation Committee of the Board. The Compensation Committee considers the following factors in approving adjustments to salary levels for the executive officers:
(i) the relationship between current salary and appropriate internal and external salary comparisons; (ii) the average size of salary increases being granted by competitors; (iii) whether the responsibilities of the position have changed during the preceding year; and (iv) the individual's performance as reflected in the overall manner in which his assigned role is carried out.

         Fringe Benefits. Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

         Stock Option Grants. Stock options are intended to enhance the long-term proprietary interest in the Company on the part of the employees and others who can contribute to the Company's overall success and to increase the value of the Company to its shareholders.

         All employees of the Company are eligible to receive annual stock option grants. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Board believes that employees at higher levels in the Company have a greater opportunity to influence and contribute to shareholder value.

         Stock options are also awarded upon hiring employees to fill certain senior positions in the Company. The sizes of those awards are determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.

         The process of  determining  amounts of stock option awards is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option awards.

         CEO Compensation. Mr. Beck's base salary is set competitively relative to other chief executive officers in financial service companies in the Company's market area. Mr. Beck's compensation was reviewed and set by the full Board of Directors without Mr. Beck's participation. In determining Mr. Beck's base salary as well as annual performance bonus, the Board of Directors reviewed independent compensation data and financial and operational results of the Company for fiscal year 2000 as compared against budgets and peer businesses. As with the Company's other executive officers, Mr. Beck's total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

         Conclusion. The Board of Directors believes that these executive officer compensation policies and programs effectively promote the Company's interests and enhance shareholder value.

         This report is submitted by the members of the Compensation Committee.

           William C. Burkhardt, Chairman                 Carolyn W. Grant
                   L. I. Cohen, Jr.                     Samuel J. Wornom, III
                   Robert L. Jones                        O. A. Keller, III
              James A. Beck (ex officio)

Audit Committee Report

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of the Nasdaq SmallCap Market, on which the Company's Common Stock is traded. The Audit Committee operates pursuant to a Charter that was adopted by the Board on November 18, 1999, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

         In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1,Independence Discussions with Audit Committees, as currently in effect, has discussed with the auditors any relationships that may impact their objectivity and independence and has satisfied itself as to the auditors' independence.

         Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

         This report is submitted by the members of the Audit Committee.

               David J. Gospodarek, Chairman               John F. Grimes
                    Charles F. Atkins                      Vernon Malone
                   William C. Burkhardt

                      Comparison of Cumulative Total Return

         The following graph compares the cumulative total shareholder return on the Company's Common Stock since July 22, 1997, when the Company's Common Stock began trading on the OTC Bulletin Board, with the cumulative return for the same period of all companies and all banks listed on the Nasdaq Stock Market. In addition, a comparison is made to the SNL Securities Bank Index for banks with less then $500 million in assets. The Nasdaq Bank Index was added to the graph this year replacing the SNL Bank Index for banks with less the $250 million in assets because the Company's assets exceed $250 million and the Nasdaq Bank Index is comprised of banks with a more similar market capitalization to the Company. The Company's Common Stock became registered under the Securities
Exchange Act of 1934 on November 12, 1997 and began trading on the Nasdaq SmallCap Market on December 18, 1997. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the other indices indicated and that all dividends, if any, were reinvested.


--------------------------------------------------------------------------------
                            Capital Bank Corporation
--------------------------------------------------------------------------------

                    [GRAPHIC - GRAPH PLOTTED POINTS LISTED BELOW]


                                                   Period Ending
                          ------------------------------------------------------
 Index                      07/22/97   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------
Capital Bank Corporation     100.00     107.22      90.72      63.92      72.17
NASD AQ - Total U S          100.00     100.94     142.35     264.54     159.17
NASD AQ Bank Index           100.00     128.64     127.81     122.86     140.29
SNL <$500M Bank Index        100.00     133.73     122.10     113.02     109.03
SNL <$250M Bank Index        100.00     131.46     124.96     109.73     108.64

                              Certain Transactions

         Certain of the directors and executive officers of the Company are customers of and borrowers from the Company in the ordinary course of business. As of December 31, 2000, loans outstanding to directors and executive officers of the Company, and their associates as a group, equaled approximately $10 million and during 2000 did not exceed $16 million at any time. Total individual and corporate obligations, direct and indirect, for any one director did not exceed 10% of the equity capital of the Company at any time during fiscal 2000. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectability or contain other unfavorable features.

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

         O. A. Keller, III, the Chairman of the Board of the Company, is the father-in-law of a lawyer at the law firm that serves as principal outside counsel to the Company. In 2000, the Company paid legal fees to such firm for services rendered in 2000 in the aggregate amount of approximately $99,000.

         The Company leases certain office space for its headquarters from Crabtree Park, LLC, a company owned by SBJ Growth, LC, which is, in turn, a trust in which Robert L. Jones, a director of the Company, has a 25% beneficial interest. The lease is between the Company and Crabtree Park, LLC, a company owned by SBJ Growth, LC. Prior to entering into the lease, the Company explored several other office sites for the relocation of its executive offices and selected the site owned by Crabtree Park, LLC after evaluating competitive offers for office space at several other locations. The lease, which is for a ten-year term, allocates 14,577 square feet, at a price of $17.25 per square foot, for executive offices and 3,000 square feet, at a price of $21.50 per square foot, for a branch office. The Company moved into this space in July 2000. The Company believes that these and other terms of the lease are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

         Thomas Commercial, Inc., a company previously owned by J. Rex Thomas, a director of the Company, and Tri Properties, Inc., 45% owned by Mr. Jones, acted as brokers in the lease transaction described above. Tri Properties represented the landlord and received $63,190 in commissions. Thomas Commercial represented Capital Bank and received $94,786 in commissions.

         The Company purchases a majority of its computer equipment from Alphanumeric Systems, Inc., a company owned and operated by Darleen Johns, a member of the Board of Directors. Prior to the purchases, the Company reviews competitor prices to ensure purchases are at current market prices. Alphanumeric Systems, Inc. also provides maintenance for the Company's computer network and the Company anticipates purchasing on a competitive basis additional hardware and software from time to time. The aggregate amount of all payments made by the Company to Alphanumeric Systems in 2000 equaled approximately $309,000.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the SEC. Based on a review of the report forms that were filed, the Company believes that during 2000 all filing requirements applicable to its executive officers and directors were complied with except for Carolyn W. Grant with respect to the sale of 900 shares of the Company's common stock on October 25, 2000 at the price of $9.00 per share for which she failed to timely file a report on Form 4.

       Proposal 2: Ratification of Appointment of Independent Accountants

      The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001. Although the selection and appointment of independent accountants are not required to be submitted to a vote of the shareholders, the Board of Directors deems it advisable to obtain shareholder ratification of this appointment. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as independent accountants, the Audit Committee of the Company will evaluate the matter and recommend what action, if any, the Board of Directors should take in this regard. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

           Submission of Shareholder Proposals For 2002 Annual Meeting

      Any proposals which shareholders intend to present for a vote at the Company's 2002 annual meeting of shareholders, and which such shareholders desire to have included in the Company's proxy materials relating to that meeting, must be received by the Company on or before November 8, 2001. Proposals received after that date will not be considered for inclusion in such proxy materials.

      In addition, if a shareholder intends to present a matter for a vote at the 2002 annual meeting of shareholders, other than by submitting a proposal for inclusion in the Company's proxy statement for that meeting, the shareholders must give timely notice in accordance with the rules of the SEC. To be timely, a shareholder's notice must be received by the Company's Corporate Secretary at its principal office, 4901 Glenwood Avenue, Raleigh, North Carolina 27612, on or before January 22, 2002. It is requested that such notice set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) the name and record address of the shareholder, the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder and any material interest of the shareholder in such business.

                                  Miscellaneous

      As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters for which the Company did not receive timely written notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                             Additional Information

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and schedules thereto, as filed with the SEC will be furnished upon written request, without charge to any Company shareholder. Such requests should be addressed to Allen T. Nelson, Jr., P.O. Box 18949, Raleigh, North Carolina 27609.


         All shareholders are encouraged to sign, date and return their proxy submitted with this Proxy Statement as soon as possible in the envelope provided. If a shareholder attends the Annual Meeting, he or she may revoke his or her proxy and vote in person.

By Order of the Board of Directors

Allen T. Nelson, Jr.
Senior Vice President and Chief Financial Officer, Secretary to the Board

March 8, 2001

                                                                      Appendix A

                         Charter of the Audit Committee
                           of the Board of Directors

Purpose/Mission

The Capital Bank Corporation Bylaws provide for an Audit Committee ("Committee") as a standing Committee of the Board of Directors ("Board"). In addition, audit committees and their duties are mandated by law and regulation for depository institutions insured by the Federal Deposit Insurance Corporation because they are deemed an important component of effective depository institution oversight. These requirements may be satisfied by a holding company audit committee provided it meets the requirements imposed on the respective depository institution.

The mission of the Committee is to assist the Board in the discharge of its responsibilities as they relate to the organization's system of internal controls, audit issues, self assessment, and other issues.Internal control issues include operational, financial reporting, and compliance objectives consistent with the Corporate Policy on Internal Control.Audit issues include the activities of internal auditors, independent public accountants, and regulators.Self Assessment includes establishing a written Charter for the Committee and assessing the Committee's effectiveness on a periodic basis.Other Issues include oversight of subsidiary Audit Committee activities.

The Committee shall take care not to become involved in day-to-day operations as this would diminish the Committee's independence, credibility, and effectiveness. In addition, to ensure its effectiveness, the Committee's duties shall be limited to a level commensurate with its resources.

Organization

The Committee shall consist of not less than three directors. The maximum size may vary, but the Committee should be small enough so that each member is an active participant. The Committee shall have a Chairperson designated by the Board. The Committee shall be made up of outside directors who are independent of management, and who satisfy any specific regulatory requirements, which may be established.

The term of appointment to the Committee shall be at the discretion of the Board, but it is desirable to have terms arranged so that continuity is maintained and, at the same time, members can bring fresh perspectives to the work of the Committee.

The Committee shall meet on a regular basis at least three times each year and special meetings shall be called as circumstances dictate. The Committee shall maintain minutes and other relevant records of its meetings and activities which satisfy any specific regulatory requirements that may be established.

Authority

The Committee is authorized to conduct those activities necessary to fulfill its required activities on behalf of the Board. Committee members shall be free to exercise independent and objective

                                                                     Appendix A

judgment. The Committee shall have the authority to investigate any organizational activity it deems necessary and appropriate. The Committee shall have unrestricted access to any of the organization's records, policies, plans, procedures, physical properties, and personnel. Further, the Committee is authorized to expend organizational resources whenever necessary to fulfill it responsibilities. This includes: the authority to utilize the internal audit staff, internal counsel, and the organization's outside counsel; and to employ outside consultants, or administrative support at organizational expense. In addition, the Committee shall have access to its own outside counsel whom it may retain at organizational expense without prior permission of the Board or management. Such outside counsel shall satisfy any specific regulatory requirement which may be established.

Responsibility

The Committee Chairperson shall have the Audit Committee Charter approved by the Board at each annual organizational meeting. Changes to the Audit Committee Charter, whether initiated by the Committee or the Board, may be approved at any meeting of the Board.

It is the Board's responsibility to ensure compliance with regulatory requirements regarding Committee membership. The Committee Chairperson shall review regulatory requirements with and have the Committee's membership qualifications approved by the Board at each annual organizational meeting. Qualifications of new members shall be approved by the Board prior to their joining the Committee.

Committee members must stay informed and be vigilant in their role in order to be effective. The Committee shall establish and maintain communication between the Board, independent public accountants, chief internal auditor, and management. The Committee Chairperson will report the activities of the Committee to the Board so that the Board is kept informed of the Committee's activities on a current basis. The minutes of the Committee's meetings may be used to report the Committee's activities to the Board.

The Committee shall meet with management, external and internal auditors, and others as necessary; however, the Committee shall receive oral reports from independent public accountants and activity reports from internal auditors in private session, without the presence of management, if desired.

The Committee's duties shall include:

Internal Control

o Receiving reports from the internal auditor regarding the adequacy of on-going internal control and in particular, management's handling of identified material internal control inadequacies and reportable conditions. For subsidiaries which are federally insured depository institutions, internal controls and information systems appropriate to the size of the institution and the nature and scope of activities are required and must provide for: an organizational structure that establishes clear lines of authority and responsibility for monitoring adherence to prescribed policies; effective risk assessment; timely and accurate financial, operational and regulatory reports; adequate procedures to safeguard and manage assets; and compliance with applicable laws and regulations.

                                                                      Appendix A

o Inquiring of management and the independent public accountant as to whether the control environment, system, and procedures are adequate.

o Reviewing the adequacy of the organization's policy statements, including the Code of Ethics, regarding illegal or unauthorized payment, conflict of interest, and fiduciary and general business ethics. Receiving reports outlining the control process designed to ensure compliance with the organization's Code of Ethics.

o For subsidiaries which are federally insured depository institutions, reviewing with the chief internal auditor, management, and the independent public accountant the basis for: (1) the annual management report signed by the chief executive officer and chief accounting or financial officer containing a statement of management's responsibilities for preparing financial statements, for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and for complying with laws and regulations relating to safety and soundness which are designated by the appropriate federal banking agency; (2) assessments by management of the effectiveness of such internal control structure and procedures and compliance with such laws and regulations; and (3) the annual independent audit of the financial statements (comparative annual consolidated balance sheets, statements of income, changes in equity capital, and cash flows, with accompanying footnote disclosures in accordance with generally accepted accounting principles (GAAP) for each of the two most recent fiscal years) made by an independent public accountant and any reviews of the quarterly financial reports performed by the independent public accountant which are specifically mandated by a regulatory authority. (In the event such reviews are mandated, the independent public accountant should provide the Committee with the reports on the reviews and the Committee should provide the reports to the regulatory authority.)

o Satisfying itself that any significant/material weaknesses are being corrected in a timely manner.

o    Overseeing the interim financial reporting process.

o    Reviewing financial statements and associated disclosure items.

o Ascertaining that information in the Annual Report is consistent with the Committee's knowledge of the operations of the company.

o    (At  the   discretion   of  the   Committee)   Reviewing   annual   expense
     reimbursements paid to executive management.

Audit Issues

Overseeing the internal and external audit function in a manner which assures: the function's independence and objectivity; qualified persons to perform internal audits; adequate testing and review of internal controls and information systems; adequate documentation of audit tests and findings and any corrective actions; verification and review of management actions to address identified weaknesses; and review of the effectiveness of the internal audit function.

                                                                      Appendix A

o Satisfying itself as to the independence and competence of the independent public accountant.

 o Reviewing with management and the independent public accountant; the scope of the independent audit, the non-audit services to be performed by the independent public accountant, and the compensation paid for services rendered.

o    Recommending   the  selection  and   termination  of   independent   public
     accountants.

o Reviewing findings resulting from the independent public accountant's audit and management's reponse to the findings including: significant accounting policies; significant accounting estimates; adjustments recommended by the independent public accountant; assessments of the adequacy of internal controls and the resolution of identified material weaknesses/reportable conditions in internal controls; addressing disagreements between the independent public accountant and management; and meeting with independent public accountants (without management present) prior to the filing of reports upon completion of the audit services.

o    Reviewing the significant findings from regulatory examinations,  including
     management's   response   thereto,   and  management's   implementation  of
     recommendations.

     Self Assessment

o    Maintaining  a  Board   approved   written   Committee   Charter   defining
     purpose/mission, organization, authority, and responsibility.

o    Assessing  the   effectiveness   of  the  Committee  in  carrying  out  its
     responsibilities in relation to "Best Practices".

     Other Issues

o Overseeing the activities of Audit Committees of subsidiaries, including approving charters and amendments to any such charters, to be adopted by Audit Committees or Boards of subsidiaries to govern the work of Audit Committees of subsidiaries and reviewing the minutes of Audit Committees of subsidiaries.

                                   APPENDIX B

                            CAPITAL BANK CORPORATION

                    Proxy for Annual Meeting of Shareholders
                      Solicited by the Board of Directors

         The undersigned hereby appoints James A. Beck and Allen T. Nelson, Jr., and each of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, on Thursday, April 19, 2001 at 2:00 p.m., local time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

         The Board of Directors Recommends a Vote FOR each of the Proposals Listed Below.

         1.     Election of Class I Directors

                [   ]  FOR all nominees listed below (except as marked to the
                       contrary).

                [   ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

                                      Charles F. Atkins
                                        James A. Beck
                                      Carolyn W. Grant
                                       John F. Grimes
                                    Oscar A. Keller, Jr.
                                        Don W. Perry

                INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:


         2. Ratify appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2001:

                [   ]    FOR

                [   ]    AGAINST

                [   ]    ABSTAIN

                 (Continued and to be signed on the reverse)

                           (Continued from other side)

         Discretionary authority is conferred by this proxy with respect to certain matters, as described in the accompanying Proxy Statement.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

                                          Date____________________________, 2001
                                                (Be sure to date Proxy)

                                          ----------------------------------
                                          Signature and title, if applicable

                                          ----------------------------------
                                          Signature if held jointly

                                          When  signing as  attorney,  executor,
                                          administrator,  trustee  or  guardian,
                                          please  give full title as such.  If a
                                          corporation,   please  sign  the  full
                                          corporate  name  by the  President  or
                                          other   authorized   officer.   If   a
                                          partnership,   please   sign   in  the
                                          partnership   name  by  an  authorized
                                          person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    PLEASE MARK VOTES
X   AS IN THIS EXAMPLE

                                 REVOCABLE PROXY

                            CAPITAL BANK CORPORATION

                    Proxy for Annual Meeting of Shareholders
                      Solicited by the Board of Directors

  The undersigned hereby appoints James A. Beck and Allen T. Nelson, Jr., and each of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, on Thursday, April 19, 2001 at 2:00 p.m., local time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   EACH OF THE PROPOSALS LISTED TO THE RIGHT.






                                        ________________________________________
    Please be sure to sign and date      Date
      this Proxy in the box below.
________________________________________________________________________________


________________________________________________________________________________
   Stockholder  sign  above                 Co-holder (if any) sign above


1.   Election of Class I Directors:

     Charles F. Atkins,  James A. Beck, Carolyn W. Grant,
     John F. Grimes,  Oscar A. Keller, Jr. and Don W. Perry

              FOR             WITHHOLD                FOR ALL EXCEPT
              [_]               [_]                       [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


2.   Ratify   appointment   of   Pricewater-houseCoopers   LLP  as   independent
     accountants for the Company for the fiscal year ending December 31, 2001.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]

     Discretionary authority is conferred by this proxy with respect to certain matters, as described in the accompanying Proxy Statement.

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.

     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

=> Detach above card, mark, sign, date and return using the envelope provided.=>

                            CAPITAL BANK CORPORATION

--------------------------------------------------------------------------------
                       PLEASE MARK, SIGN, DATE AND RETURN
              THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


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